Exhibit 10.1

SECOND MODIFICATION AGREEMENT TO BORROWING BASE REVOLVING

LINE OF CREDIT AGREEMENT

DATE:	As of July 14, 2005

PARTIES:
	Borrower:	WILLIAM LYON HOMES, INC., a California corporation

	Guarantor:	WILLIAM LYON HOMES, a Delaware corporation

	Bank:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), and WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), hereby enter into this Second Modification Agreement (the “Modification”) to the Borrowing Base Revolving Line of Credit Agreement dated as of June 28, 2004, as modified by a Modification Agreement, dated as of December 7, 2004 (the “Loan Agreement”), with the consent of guarantor WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”).

RECITALS

A. Bank has extended to Borrower credit (“Loan”) up to the original maximum principal amount of Seventy Million Dollars ($70,000,000) pursuant to the Loan Agreement, as further evidenced by that certain Promissory Note dated as of June 28, 2004 (the “Original Note”) executed by Borrower and payable to the order of Bank.

B. The Loan is secured by, among other things, (i) the duly recorded Construction Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by Borrower as Trustor for the benefit of Bank, dated as of July 7, 2004, and recorded on July 9, 2004 in the Official Records of Orange County, California as Instrument No. 2004000623341, (ii) the duly recorded Construction Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by Borrower as Trustor for the benefit of Bank, dated as of August 18, 2004, and recorded on September 28, 2004 in the Official Records of Orange County, California as Instrument No. 2004000868716, (iii) the duly recorded Construction Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by Borrower as Trustor for the benefit of Bank, dated as of January 18, 2005, and recorded on January 20, 2005 in the Official Records of Orange County, California as Instrument

No. 2005000049025, (iv) the duly recorded Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, executed by Borrower as Trustor for the benefit of Bank, dated as of March 7, 2005, and recorded on March 15, 2005 in the Official Records of Santa Clara County, California as Document No. 18273941, and (v) the duly recorded Construction Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by Borrower as Trustor for the benefit of Bank, dated as of March 24, 2005, and recorded on April 15, 2005 in the Official Records of Orange County, California as Instrument No. 2005000285427 (the foregoing Deeds of Trust, as amended to dated, shall be hereinafter referred to, individually, as a “Deed of Trust” and, collectively, as the “Deeds of Trust”). The Loan is further secured by the personal property described in certain UCC-1 Financing Statements relating to the property encumbered by the Deeds of Trust naming Borrower as Debtor and Bank as Secured Party (as amended to date, the “UCC Financing Statements”). The Deeds of Trust, the UCC Financing Statements, and such other agreements, documents and instruments securing the Loan are referred to individually and collectively as the “Security Documents”).

C. Repayment of the Loan and the completion of the improvements have been, and continue to be, guaranteed by the Repayment Guaranty dated as of June 28, 2004 and executed by Guarantor in favor of Bank (the “Guaranty”). The Guaranty and any other agreements, documents and instruments guarantying the Loan are referred to individually and collectively as the “Guaranty Documents”.

D. The Loan Agreement, Note, the Security Documents, the Guaranty Documents, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified in this Modification.

E. The Borrower has requested that the Bank agree to extend the Revolving Credit Termination Date from June 28, 2006 to June 28, 2007, and to extend the Maturity Date from June 28, 2007, to June 28, 2008. Based on the representations of Borrower, Bank is willing to so extend the Revolving Credit Termination Date and the Maturity Date, subject to the terms and conditions herein.

F. Pursuant to Section 2.1(d) of the Loan Agreement, the Borrower has also requested that the Bank increase the Commitment Amount from Seventy Million Dollars ($70,000,000) to One Hundred Million Dollars ($100,000,000). The Bank has agreed to increase the Commitment Amount on certain conditions, including that all amounts disbursed under the Loan, as increased hereby, be secured by the Deeds of Trust.

G. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.	ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.	MODIFICATION OF LOAN DOCUMENTS.

2.1 The Revolving Credit Termination Date is hereby extended from June 28, 2006 to June 28, 2007. In no event shall the Bank be required to make Advances of the Loan to Borrower and to issue Facility LCs for the account of Borrower after the Revolving Credit Termination Date, as extended hereby.

2.2 The Maturity Date is hereby extended from June 28, 2007 to June 28, 2008. All principal, interest and Other Amounts shall be immediately due and payable on the Maturity Date, as extended hereby.

2.3 The Commitment Amount is hereby increased from $70,000,000 to $100,000,000. In no event shall the Bank be obligated to make any disbursement of the Loan which would cause the outstanding principal balance of the Loan to exceed the Commitment Amount, as increased hereby.

2.4 The Borrower’s obligation to repay the Loan, together with interest thereon, shall be evidenced by that certain Amended and Restated Promissory Note of even date herewith, executed by the Borrower and made payable to the Bank, in the maximum principal amount of $100,000,000 (the “Amended and Restated Note”). All references in the Loan Agreement, the Deeds of Trust and the other Loan Documents to the term “Note” shall mean and be deemed to refer to the Amended and Restated Note.

2.5 There is hereby added to the Loan Agreement a new Section 2.13, which shall read in its entirety as follows:

2.13 Electronic Notices. Conversion/Continuation Notices and notices of prepayments under Sections 2.3 and 2.4, may be made by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Bank. Such approval may be limited to particular notices or communications. Unless the Bank otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the “receipt” by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. Any party hereto may change its address or telecopier number or email address for notices and other communications hereunder by notice to the other parties hereto.

2.6 The Deeds of Trust are modified to secure payment and performance of the Loan as amended to date, in addition to all other “Obligations” of Borrower as therein defined. The foregoing notwithstanding, certain obligations continue to be excluded from the Obligations, as provided in the Deeds of Trust.

2.7 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor is materially incomplete, incorrect, or misleading as of the date hereof.

2.8 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.	CONDITIONS PRECEDENT.

Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in the exercise of Bank’s sole judgment:

4.1 Bank shall have received such assurance as Bank may require that the validity and priority of the Deeds of Trust have not been and will not be impaired by this Agreement or the transactions contemplated by it, including the issuance by the title company of CLTA Endorsement Nos. 108.8 and 110.5 to be attached to Bank’s title policies insuring the liens of the Deeds of Trust.

4.2 Bank shall have received fully executed and, where appropriate, acknowledged originals of this Modification, the attached consents signed by Guarantor, the Amended and Restated Promissory Note, certain Amendments to Deed of Trust dated of even date herewith (the “Amendments to Deed of Trust”) and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents.

4.3 The Amendments to Deed of Trust shall have been recorded in the Official Records of the Counties in which the Deeds of Trust were originally recorded, in addition to all other documents which Bank may require to be recorded.

4.4 Bank shall have received payment of the facility fee pursuant to Section 2.8(a) of the Loan Agreement hereof with respect to the increase in the Commitment Amount in immediately available funds.

4.5 Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Agreement, including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and legal fees and expenses of Bank’s counsel. Such costs and expenses may include the allocated costs for services of Bank’s in-house staffs, such as legal, appraisal, construction services and environmental services. Borrower acknowledges that any extension and modification fees payable in connection with this transaction do not include the amounts payable by Borrower under this subsection.

5.	ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

6.	BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

7.	CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

8.	COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

[Signatures on following page]

DATED as of the date first above stated.

BORROWER:	WILLIAM LYON HOMES, INC., a California corporation

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

BANK:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

	By:	/s/ Kimberlee E. Edwards
	Name:	Kimberlee E. Edwards
	Title:	First Vice President

CONSENT AND AGREEMENT OF GUARANTOR

With respect to that certain Second Modification Agreement to the Borrowing Base Revolving Line of Credit Agreement (hereinafter, the “Modification”) between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), to which this Consent is attached, the undersigned (“Guarantor”), hereby (i) ratifies and reaffirms all of its obligations to Bank under the Guaranty, (ii) consents to the execution and delivery by Borrower of the attached Modification, and (iii) confirms that the Guaranty remains in full force and effect notwithstanding Borrower’s execution of the attached Modification. The undersigned agrees that the execution of this Consent and Reaffirmation of Guarantor (the “Consent”) is not necessary for the continued validity and enforceability of the Guaranty, but it is executed to induce Bank to enter into the Modification Agreement.

This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent to physically form one document. Facsimile transmission of the signed original of this Consent or the retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date set forth on the attached Second Modification Agreement.

“Guarantor”	WILLIAM LYON HOMES, a Delaware corporation

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President